Exhibit 3.9

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ASSET EXCHANGE, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWELFTH DAY OF MARCH, A.D. 1999, AT 9 O’CLOCK A.M.

RESTATED CERTIFICATE, FILED THE TENTH DAY OF SEPTEMBER, A.D. 1999, AT 8:52 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTIETH DAY OF MARCH, A.D. 2000, AT 3 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE FIRST DAY OF DECEMBER, A.D. 2000, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FOURTH DAY OF MAY, A.D. 2007, AT 5:32 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “ASSET EXCHANGE, INC.”.

	SECRETARY’S OFFICE DELAWARE [SEAL]	/s/ Jeffrey W. Bullock
		Jeffrey W. Bullock, Secretary of State
3011124 8100H		AUTHENTICATION:	8063656
100668453		DATE:	06-18-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 03/12/1999 991098402 – 3011124

CERTIFICATE OF INCORPORATION

OF

ASSET EXCHANGE, INC.

The undersigned, in order to form a corporation for the purposes described below, under and pursuant to the General Corporation Law of the State of Delaware (the “Law”), hereby certifies that:

ARTICLE I

The name of the corporation is Asset Exchange, Inc. (the “Corporation”).

ARTICLE II

The duration of the Corporation will be perpetual.

ARTICLE III

The street address and the mailing address of the registered office of the Corporation in the State of Delaware is Nine East Loockerman Street, Dover, Delaware 19901; and the name of the registered agent of the Corporation in the State of Delaware at such address is National Registered Agents, Inc.

ARTICLE IV

The purpose of the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Law.

ARTICLE V

A. The Corporation is authorized to issue a total of 14,000,000 shares of two classes of stock: 10,000,000 shares of Common Stock ($.0001 par value) and 4,000,000 shares of Preferred Stock ($.0001 par value).

B. Holders of Common Stock are entitled to one vote per share on any matter submitted to the stockholders. On dissolution of the Corporation, after any preferential amount with respect to the Preferred and any other class or series of Preferred Stock has been paid or set aside, the holders of Common Stock and the holders of any series of Preferred Stock entitled to participate in such distribution of assets are entitled to receive the net assets of the Corporation. The Board of Directors are authorized, subject to limitations described by the Law, by resolution to create, issue and fix the terms of any preemptive and antidilution rights.

Certificate of Incorporation

C. The Board of Directors is authorized, subject to limitations prescribed by the Law, and by the provisions of this Article, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series includes determination of the following:

1. The number of shares in and the distinguishing designation of that series;

2. Whether shares of that series will have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Law;

3. Whether shares of that series will be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors;

4. Whether shares of that series will be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they will be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

5. The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;

6. The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the right of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

7. Any other rights, preferences and limitations of that series that are permitted by Law.

ARTICLE VI

No director of the Corporation will be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director, provided that this Article does not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Law. No amendment to the Law that further limits the acts or omissions for which elimination of liability is permitted will affect the liability of a director for any act or omission which occurs prior to the effective date of the amendment.

Certificate of Incorporation

ARTICLE VII

The Corporation will indemnify any current or former director or officer (an “Indemnified Person”) of the Corporation to the fullest extent not prohibited by law, who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, at its sole discretion, pay for or reimburse the reasonable expenses incurred by any Indemnified Person in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person’s good faith belief that the person is entitled to indemnification under this Article and (ii) the person’s agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. This Article will not be deemed exclusive of any other provisions for indemnification of or advancement of expenses to an Indemnified Person that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

ARTICLE VIII

Elections of directors need not be by written ballot unless a stockholder demands election by written ballot before voting begins at a meeting of stockholders or unless the Bylaws of the Corporation will so provide.

ARTICLE IX

The number of directors which constitute the whole Board of Directors of the Corporation will be designated in the Bylaws of the Corporation.

ARTICLE X

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE XI

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Certificate of Incorporation

ARTICLE XII

The name of the incorporator is Brendan R. McDonnell and the address of incorporator is 888 SW Fifth Avenue, Suite 1600, Portland, Oregon 97204-2099.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on the 11th day of March, 1999.

/s/ Brendan R. McDonnell
Brendan R. McDonnell, Sole Incorporator

Certificate of Incorporation

SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 08:52 PM 09/10/1999 991378001 – 3011124

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ASSET EXCHANGE, INC.

Asset Exchange, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

DOES HEREBY CERTIFY THAT:

The name of the corporation is Asset Exchange, Inc. and that the corporation was originally incorporated on March 12, 1999 pursuant to the General Corporation Law.

The following resolutions amending and restating the corporation’s Certificate of Incorporation were approved by written action in lieu of a meeting in accordance with the provisions of Sections 245 and 242 of the General Corporation Law and notice has been given to the non-consenting stockholders in accordance with the provisions of Section 228(d) of the General Corporation Law:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the corporation be, and it hereby is, amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation is Asset Exchange, Inc. (the “Corporation”).

ARTICLE II

The duration of the Corporation will be perpetual.

ARTICLE III

The street address and the mailing address of the registered office of the Corporation in the County of Kent, State of Delaware is Nine East Loockerman Street, Dover. Delaware 19901; and the name of the registered agent of the Corporation in the State of Delaware at such address is National Registered Agents, Inc.

Amended and Restated

Certificate of Incorporation

ARTICLE IV

The purpose of the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE V

A. Authorization of Capital Stock. The Corporation is authorized to issue a total of 14,000,000 shares of two classes of stock:

10,000,000 shares of Common Stock ($.0001 par value); and

4,000,000 shares of Preferred Stock ($.0001 par value), 400,000 of which shall he designated Series A Preferred Stock (the “Series A Preferred Stock”).

The relative powers, preferences, and rights, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions thereof, granted to or imposed on the respective classes and series of the shares of capital stock or the holders thereof are as set forth below,

B. Board of Directors Authority With Regard to Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by the General Corporation Law, and by the provisions of this Article, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series includes determination of the following:

1. The number of shares in and the distinguishing designation of that series;

2. Whether shares of that series will have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Law;

3. Whether shares of that series will be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors;

4. Whether shares of that series will be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they will be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

Amended and Restated

Certificate of Incorporation

5. The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;

6. The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the right of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

7. Any other rights, preferences and limitations of that series that are permitted by Law.

C. Series A Preferred Stock.

1. Dividends. Except as set forth herein, dividends shall be payable on the Series A Preferred Stock as, if and when declared by the Board of Directors. No dividends (other than payable solely in Common Stock of the Corporation) shall be declared, set aside or paid on the Common Stock, any new series of Preferred Stock or any other equity security of the Corporation unless a like dividend is also paid on a pro rata basis and as converted basis to the holders of the Series A Preferred Stock.

2. Liquidation Preference. In the event of any liquidation, dissolution, or winding-up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

2.1 Subject to any preferential payments to the holders of any hereafter created series of Preferred Stock pursuant to Sections A and B above, the holders of the Series A Preferred Stock shall first receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock an amount equal to $1.55 per share of Series A Preferred Stock then held by them, plus an amount equal to the sum of any declared but unpaid dividends on the Series A Preferred Stock held by them. If the assets of the Corporation legally available for distribution shall be insufficient to permit the payment in full to such holders of the Series A Preferred Stock of the full aforesaid preferential amount, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive, but in no event may such holder receive in excess of the preferential amount established for such Series.

2.2 After payment has been made to the holders of any hereafter created series of Preferred Stock and to the holders of the Series A Preferred Stock of the full amounts to which they shall be entitled pursuant to paragraph 2.1 above, the

Amended and Restated

Certificate of Incorporation

remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

2.3 A consolidation or merger of the Corporation, or the sale of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation, dissolution, or winding up of the affairs of the Corporation within the meaning of this Section 2; provided, however, that in any such event, each holder of Series A Preferred Stock shall have the right to elect the benefits of the provisions of Section 5 hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2.

3. Voting Rights; Directors

3.1 Common Stock. The holders of Common Stock are entitled to one vote per whole share on any matter submitted to the stockholders, and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation.

3.2 Series A Preferred Stock. The holders of Series A Preferred Stock shall have the right to vote on all matters submitted to the holders of the Common Stock, except any Common Stock vote for directors. Each holder of Series A Preferred Stock shall be entitled to that number of votes equal to the largest number of full shares of Common Stock into which the Series A Preferred Stock held by the holder may be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share). With respect to such vote, each holder of Series A Preferred Stock shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation and such holders shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, except with regard to the election of directors.

3.3 The holders of the Series A Preferred Stock and the holders of the Common Stock shall vote together as a single class, except as otherwise provided under Delaware law and except in the voting for directors, and subject always to the provisions of any valid and effective voting agreement between the stockholders of the Corporation.

3.4 So long as at least 100,000 shares of Series A Preferred Stock is outstanding, the holders of a majority of the Series A Preferred Stock shall be entitled to elect one (1) member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. Subject to this Section 3.4, the holders of the Common Stock, as a class, shall be entitled to elect the remaining members of the Board of Directors at

Amended and Restated

Certificate of Incorporation

each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. Nothing in this Section shall prohibit the Corporation’s Board of Directors or stockholders from changing the size of the Board of Directors, in accordance with the Corporation’s ByLaws, as such Bylaws may be amended from time to time; provided, however, that the Board shall consist of at least four (4) directors during the three (3) year period following the date of the filing of this Amended and Restated Certificate of Incorporation. In the event the Corporation increases the number of the Board of Directors to more than four members, the holders of the Series A preferred Stock shall he entitled to elect the number of directors based on the following formula (rounded to the nearest whole number): the total number of members of the Board of Directors multiplied by the percentage equal to the largest number of full shares of Common Stock into which the Series A Preferred Stock may be converted divided by the total number of issued and outstanding shares of Common Stock (including the number of shares of Common Stock into which the Series A Preferred Stock may be converted). The director(s) elected by the holders of the Series A Preferred Stock may be removed from the Board of Directors only by the holders of the Series A Preferred Stock, who shall also be entitled to elect any successors.

4. Conversion. The Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Subject to Section 4.4 each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into Common Stock as more fully described below. The number of shares of fully paid and nonassessable Common Stock into which each share of Series A Preferred Stock may be converted shall be determined by dividing $1.55 by the Conversion Price (as hereinafter defined) in effect at the time of conversion. The Conversion Price shall initially be $1.55, subject to adjustment as provided below.

4.2 Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock utilizing the then-effective Conversion Price for each share upon the earlier to occur of (i) the vote or written consent of the holders of at least two-thirds of the then outstanding Series A Preferred Stock to such conversion, or (ii) immediately prior to the consummation of the Corporation’s public sale of its Common Stock in a bona fide, firm commitment underwriting of at least $7,500,000 pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”).

4.3 Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any

Amended and Restated

Certificate of Incorporation

transfer agent for the Series A Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, that it elects to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which it shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which even the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

4.4 The Conversion Price from time to time in effect shall be subject to adjustment from time to time as follows:

(a) “Extraordinary Common Stock Event” shall mean the (i) issue of additional shares of the Common Stock as a dividend, stock split or other distribution pro rata on the then outstanding Common Stock, (ii) subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (iii) reverse stock split or combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

(b) Upon the happening of an Extraordinary Common Stock Event, without an equivalent subdivision of, combination of, or dividend on, the Series A Preferred Stock, the Conversion Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Conversion Price. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

Amended and Restated

Certificate of Incorporation

4.5. Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, or other assets (excluding cash dividends), in each such case the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

4.6. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 5) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

4.7. No Fractional Shares and Certificate as to Adjustments.

(a) No fractional shares shall be issued upon conversion of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(b) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

Amended and Restated

Certificate of Incorporation

4.8. Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any ocher securities or property, or to receive any other right, this Corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

4.9. Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5. Merger or Sale of Assets.

5.1 If at any time there shall be a merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which a holder of the same number of shares of Common Stock issuable to the holders of the Series A Preferred Stock upon conversion would have been entitled on such merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the merger, consolidation or sale to the end that the provisions of this Section 5 (including adjustment of the Conversion Price and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be possible.

Amended and Restated

Certificate of Incorporation

5.2 Each holder of Series A Preferred Stock, upon the occurrence of a merger or consolidation of the Company, or the sale of all or substantially all the Corporation’s assets and properties as such events are more fully set forth in Section 5.1, shall have the option of electing treatment of such holder’s shares of Series A Preferred Stock under either Sections 4 and 5.1 or under Section 2 hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than ten (10) days before the effective date of such event. If no notice of election is received from a holder of Series A Preferred Stock, the Corporation will select for the holder the option which, in the opinion of the Board of Directors, will provide a greater value to the holder. If the Board of Directors believes that the options will provide equal value, the Board of Directors will select an option for the holder. Decisions by the Board in the absence of a notice of election from the holder of Series A Preferred Stock are binding on the holder.

6. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion, or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

7. Restrictions. So long as any shares of Series A Preferred Stock are outstanding, without the written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, the Corporation shall not create any class or series of stock with a liquidation preference that is senior to or on parity with the liquidation preference enjoyed by the holders of the Series A Preferred Stock.

D. The Board of Directors are authorized, subject to limitations described by the Law, by resolution to create, issue and fix the terms of any preemptive and antidilution rights.

ARTICLE VI

No director of the Corporation will be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director, provided that this Article does not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the General Corporation Law. No amendment to the General Corporation Law that further limits the acts or omissions for which elimination of liability is permitted will affect the liability of a director for any act or omission which occurs prior to the effective date of the amendment.

Amended and Restated

Certificate of Incorporation

ARTICLE VII

The Corporation will indemnify any current or former director or officer (an “Indemnified Person”) of the Corporation to the fullest extent not prohibited by law, who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, at its sole discretion, pay for or reimburse the reasonable expenses incurred by any Indemnified Person in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person’s good faith belief that the person is entitled to indemnification under this Article and (ii) the person’s agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. This Article will not be deemed exclusive of any other provisions for indemnification of or advancement of expenses to an Indemnified Person that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of stockholders or other document or arrangement.

ARTICLE VIII

Elections of directors need not be by written ballot unless a stockholder demands election by written ballot before voting begins at a meeting of stockholders or unless the Bylaws of the Corporation will so provide.

ARTICLE IX

The number of directors which constitute the whole Board of Directors of the Corporation will be designated in the Bylaws of the Corporation.

ARTICLE X

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

Amended and Restated

Certificate of Incorporation

ARTICLE XI

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by William C. Koo, its Chief Executive Officer, and attested by Frank K. Selker, its Secretary, on the 10th day of September, 1999.

ASSET EXCHANGE, INC.

By:	/s/ William C. Koo
William C. Koo, Chief Executive Officer

ATTEST:

ASSET EXCHANGE, INC.

By:	/s/ Frank K. Selker
Frank K. Selker, Secretary

Amended and Restated

Certificate of Incorporation

SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 03/30/2000 001162884 – 3011124

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ASSET EXCHANGE, INC.

Asset Exchange, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

DOES HEREBY CERTIFY:

First:

That the name of this corporation is Asset Exchange, Inc. and that the corporation was originally incorporated on March 12, 1999 pursuant to the General Corporation Law.

Second:

That by unanimous written consent of the Board of Directors of Asset Exchange, Inc. resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation, declaring such amendment to be advisable, and calling for the amendment to be presented to the stockholders of said corporation for consideration thereof The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Paragraph A of Article V of the Corporation’s Amended and Restated Certificate of Incorporation, is hereby amended in its entirety to read as follows:

“A. Authorization of Capital Stock. The Corporation is authorized to issue a total of 28,000,000 shares of two classes of stock:

20,000,000 shares of Common Stock ($0.0001 par value); and

8,000,000 shares of Preferred Stock ($0.0001 par value), of which 400,000 such shares shall be designated Series A Preferred Stock (the “Series A Preferred Stock”).

Effective on April 1, 2000, the Corporation hereby effects a 5-for-1 stock split of its outstanding shares of Common Stock (the “April 1, 2000 Split”). To account for the April 1, 2000 Split, the Corporation’s financial statements shall reflect an increase in the aggregate par value of the Corporation’s Common Stock and a corresponding decrease in the capital paid in excess of the aggregate par value. The Conversion Price for the Series A Preferred Stock shall be adjusted to account for the April 1, 2000 Split in accordance with Section 4.4 of Paragraph C of this Article V.

Certificate of Amendment

to Amended and Restated

Certificate of Incorporation

The relative powers, preferences, and rights, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions thereof, granted to or imposed on the respective classes and series of the shares of capital stock or the holders thereof are as set forth below.”

Third:

That thereafter, the resolution amending the corporation’s Amended and Restated Certificate of Incorporation was approved by stockholders by written consent in lieu of a meeting in accordance with the provisions of Sections 228 and 242 of the General Corporation Law and notice has been given to the non-consenting stockholders in accordance with the provisions of Section 228(d) of the General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by William C. Koo, its Chief Executive Officer, effective on the 1st day of April, 2000.

ASSET EXCHANGE, INC.

/s/ William C. Koo
William C. Koo, Chief Executive Officer

Certificate of Amendment

to Amended and Restated

Certificate of Incorporation

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ASSET EXCHANGE, INC.

Asset Exchange, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

DOES HEREBY CERTIFY:

First:

That the name of this corporation is Asset Exchange, Inc. and that the corporation was originally incorporated on March 12, 1999 pursuant to the General Corporation Law.

Second:

That by unanimous written consent of the Board of Directors of Asset Exchange, Inc. resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation, declaring such amendment to be advisable, and calling for the amendment to be presented to the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Paragraph A of Article V of the Corporation’s Amended and Restated Certificate of Incorporation, is hereby amended in its entirety to read as follows:

“A. Authorization of Capital Stock. The Corporation is authorized to issue a total of 28,000,000 shares of two classes of stock:

20,000,000 shares of Common Stock ($0.0001 par value); and

8,000,000 shares of Preferred Stock ($0.0001 par value), of which 552,000 such shares shall be designated Series A Preferred Stock (the “Series A Preferred Stock”).

The relative powers, preferences, and rights, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions thereof, granted to or imposed on the respective classes and series of the shares of capital stock or the holders thereof are as set forth below.”

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 12/01/2000 010074412 – 3011124	Certificate of Amendment to the Amended and Restated Certificate of Incorporation Page 1

RESOLVED FURTHER, that Section 3.4 of Paragraph C of Article V of the Corporation’s Amended and Restated Certificate of Incorporation, is hereby amended in its entirety to read as follows:

3.4 So long as at least 100,000 shares of Series A Preferred Stock is outstanding, the holders of a majority of the Series A Preferred Stock shall be entitled to elect one (1) member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. Subject to this Section 3.4, the holders of the Common Stock, as a class, shall be entitled to elect the remaining members of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. Nothing in this Section shall prohibit the Corporation’s Board of Directors or Stockholders from changing the size of the Board of Directors, in accordance with the Corporation’s Bylaws, as such Bylaws may be amended from time to time; provided, however, that the Board shall consist of at least four (4) directors during the three (3) year period following the date of the filing of this Amended and Restated Certificate of Incorporation. The director elected by the Holders of the Series A Preferred Stock may be removed from the Board of Directors only by the holders of the Series A Preferred Stock, who shall also be entitled to elect any successors.

RESOLVED FURTHER, that Section 4.1 of Paragraph C of Article V of the Corporation’s Amended and Restated Certificate of Incorporation, is hereby amended in its entirety to read as follows:

4.1 Subject to Section 4.4, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into Common Stock as more fully described below. The number of shares of fully paid and nonassessable Common Stock into which each share of Series A Preferred Stock may be converted shall be determined by dividing $1.55 by the Conversion Price (as hereinafter defined) in effect at the time of conversion. The Conversion Price shall be $0.31, as adjusted to reflect the 5-for-1 stock split that was effective April 1, 2000, and subject to further adjustment as provided below.

Third:

That thereafter, the resolution amending the corporation’s Amended and Restated Certificate of Incorporation was approved by stockholders by written consent in lieu of a meeting in accordance with the provisions of Sections 228 and 242 of the General Corporation Law and notice has been given to the non-consenting stockholders in accordance with the provisions of Section 228(d) of the General Corporation Law.

Certificate of Amendment to the

Amended and Restated

Certificate of Incorporation

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to                      be signed by William C. Koo, its Chief Executive Officer, effective on the 29th day of November, 2000.

ASSET EXCHANGE, INC.

/s/ William C. Koo
William C. Koo, Chief Executive Officer

Certificate of Amendment to the

Amended and Restated

Certificate of Incorporation

State of Delaware Secretary of State Division of Corporations Delivered 05:38 PM 05/04/2007 FILED 05:32 PM 05/04/2007 SRV 070524227 – 3011124 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Asset Exchange, Inc., a Delaware Corporation, on this 23rd day of April, A.D. 2007, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this, certificate to be signed by an authorized officer, the 23rd day of April, A.D., 2007.

By:	/s/ Todd C. Johnson
Authorized Officer

Name:	Todd C. Johnson
Print or Type

Title:	Senior Vice President and Secretary